Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-869-9200

BNC Bancorp Announces Net Income for Second Quarter 2009

THOMASVILLE, N.C., / — BNC Bancorp (NASDAQ: BNCN) today reported earnings for the second quarter of 2009.  For the second quarter, net income totaled $1.4 million, an increase of 56% from the $915,000 earned in the second quarter of 2008.  Results for the second quarter of 2009 include a $750,000 charge as part of the special deposit insurance assessment levied on all banks by the FDIC.

For the second quarter, net income available to common shareholders totaled $934,000, or $0.13 per diluted common share, compared to net income available to shareholders of $876,000, or $0.12 per diluted common share, for the first quarter of 2009, and net income available to common shareholders of $915,000, or $0.12 per diluted common share, for the second quarter of 2008.

For the first half of 2009, net income available to common shareholders totaled $1.8 million, or $0.25 per diluted common share, as compared to the first half of 2008 that resulted in net income available to shareholders of $2.6 million, or $.35 per diluted share.  As noted, FDIC assessments increased by $1.1 million in the first half of 2009 compared to the first half of 2008.  Additionally, the Company reported dividends and accretion on preferred stock in the amount of $987,000 in the first half of 2009.

Total assets as of June 30, 2009 were $1.6 billion, an increase of 32% compared with $1.2 billion as of June 30, 2008. Total loans on June 30, 2009 were $1.0 billion, an increase of 2% from the $999.2 million reported as of June 30, 2008.  Investment securities increased $355.6 million, or 378%, when compared to the $94.2 million outstanding at June 30, 2008.  Deposits increased 44% over the same one-year period. During the first quarter of 2009, management negotiated a $250 million money market funding arrangement which carries a fixed effective cost of 2.95% over the five year period.

Commenting on the results, W. Swope Montgomery, Jr., President and CEO, noted, “We are pleased with the results for the quarter, especially the continued growth in reported and recurring earnings, the improvement in our net interest margin, and the stability of our asset quality in this challenging credit environment.”

Mr. Montgomery continued, “Recurring earnings available to common shareholders were $0.20 per diluted share when adjusted for the $750,000 special assessment from the FDIC and the write-off of $119,000 of a correspondent bank’s stock, which represents a significant increase from the $0.12, $0.07, and $0.12, reported for the first quarter of 2009, and the fourth and second quarters of 2008, respectively.”

Provision for Loan Losses and Asset Quality
The provision for credit losses was $3.0 million in the second quarter of 2009, compared with $1.2 million in the second quarter of 2008 and $3.0 million in the first quarter of 2009.  Net charge-offs of loans during the recent quarter were $2.4 million, compared to $1.7 million for the first quarter of 2009 and $892,000 for the second quarter of 2008.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were 0.98% and 0.70% in the second and first quarter of 2009, respectively, and 0.36% in 2008's second quarter.  Non-performing assets (NPA) as a percentage of total assets at June 30, 2009 were at 1.18%, an increase from the 1.12% at March 31, 2009 and 0.89% at June 30, 2008. The allowance for loan and lease losses at June 30, 2009 increased $2.6 million, or 21%, from levels a year ago and $563,000, or 4% from the first quarter of 2009.  The allowance for loan and lease losses of $15.1 million is 1.48% of total loans outstanding at June 30, 2009, up from the 1.44% of total loans outstanding for the first quarter of 2009, and up from the 1.25% reported at June 30, 2008. Total loans more than 30 days past due increased to $8.8 million at June 30, 2009 from $3.3 million at March 31, 2009, primarily as the result of two credits totaling $4.8 million.

Mr. Montgomery noted that, “Non-performing assets to total assets have remained relatively stable in the range of 1.12% to 1.18% over the first half of 2009.  This ratio compares very favorably to our Federal Reserve district, state and national peers, and while we have been aggressively moving these assets through our system, as indicated previously, we would expect to see an increase in non-performers as this challenging credit market lingers.  We experienced a significant increase in 30-89 day past dues compared to the first quarter, primarily the result of two relationships totaling $4.8 million, both of which have since been paid current.  Excluding these two relationships, past due statistics have continued to trend upward slightly, but still well below peer comparisons.”

Montgomery continued, “We have included additional tabular information this quarter that provides greater transparency into the mix and stratification within certain classifications of our loan portfolio.  It is important to note that we have made significant strides in the reduction of our Construction and Acquisition & Development (A&D) portfolios over the past year.  At the end of the second quarter of 2009, we have reduced our residential and commercial construction portfolios by over 34% from year ago levels, and have reduced speculative 1-4 family construction loans with balances above $400,000 to $13.5 million.  The total exposure in the residential and construction portfolio, which also includes undrawn commitments, has been worked down by over $81.0 million over the past twelve months.  Our Builder Participation Program continues to attract qualified buyers, and has been responsible for financing over $18 million of our residential construction portfolio into permanent mortgages.”

“Residential and Commercial A&D continues to be the area of our portfolio that is being most affected by the current economic downturn.   Over the past year we have reduced outstanding balances 10.5%, or $6.5 million.  As apparent in the tables, the three largest A&D loans in the portfolio are all less than $6 million each, of which two remain viable projects, with the third in a workout situation.  The remaining A&D exposure is diversified across our market area, with the largest single credit outside of the three mentioned above currently at $3.5 million, and the largest multi-credit exposure within any one city at $6.3 million in Winston-Salem,” said Mr. Montgomery.

Net interest income on a fully taxable equivalent (FTE) basis was $12.7 million for the second quarter of 2009, compared to $11.4 million for first quarter of 2009 and $8.6 million for the second quarter of 2008. The increase in net interest income in the second quarter 2009 is primarily due to average investment securities increasing to $461.6 million compared to $448.8 million for the first quarter of 2009 and $91.1 million for the second quarter of 2008.  The second quarter 2009 net interest margin on a fully taxable equivalent basis was 3.39%, compared to 3.11% and 3.19% for the first quarter of 2009 and second quarter of 2008, respectively.

In July, the Board of Directors declared a $0.05 per share quarterly dividend, payable August 28, 2009 to shareholders of record on August 14, 2009.

BNC Bancorp is the parent company of Bank of North Carolina, a $1.6 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s is current on its preferred dividend payments to the United States Treasury and its stock is quoted in the Nasdaq Capital Market under the symbol “BNCN.”

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp’s management uses these “non-GAAP” measures such as “core” or “recurring” earnings in their analysis of the Company’s performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2009 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy and real estate markets in general and the strength of the local economies and real estate markets within North Carolina in which we conduct operations; the economic conditions in the United States and the relative strength and stability of other financial institutions; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Three Months Ended
	June 30, 2009	June 30, 2008	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,848	$17,182	15.5%
Interest expense	8,264	8,983	(8.0)
Net interest income	11,584	8,199	41.3
Provision for loan losses	3,000	1,150	160.9
Net interest income after provision for loan losses	8,584	7,049	21.8
Noninterest income	1,210	1,625	(25.5)
Noninterest expense	8,494	7,675	10.7
Income before income tax expense	1,300	999	30.1
Provision for income taxes	(130)	84	(254.8)
Net income	1,430	915	56.3
Preferred stock dividends	496	-	(100.0)
Net income available to common shareholders	934	915	2.1

PER SHARE DATA
Earnings per share, basic	$0.13	$0.13	0.0%
Earnings per share, diluted	0.13	0.12	8.3
Book value per share	16.87	11.76	43.4
Tangible book value per share	9.12	7.93	15.0

Weighted average common shares outstanding:
Basic	7,339,809	7,299,672
Diluted	7,345,069	7,410,722

PERFORMANCE RATIOS
Return on average assets	0.23%	0.31%
Return on average common equity	3.92%	4.20%
Return on average tangible common equity	5.55%	6.20%
Net yield on earning assets (taxable equivalent)	3.39%	3.19%
Average equity to average assets	5.91%	7.29%
Allowance for loan losses as a % of total loans	1.48%	1.25%
Non-performing assets to total assets, end of period	1.18%	0.89%
Ratio of net charge-offs to average loans, annualized	0.98%	0.36%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Six Months Ended
	June 30, 2009	June 30, 2008	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$39,389	$35,584	10.7%
Interest expense	17,390	19,193	(9.4)
Net interest income	21,999	16,391	34.2
Provision for loan losses	6,000	1,875	220.0
Net interest income after provision for loan losses	15,999	14,516	10.2
Noninterest income	2,428	3,000	(19.1)
Noninterest expense	15,880	14,121	12.5
Income before income tax expense	2,547	3,395	(25.0)
Provision for income taxes	(250)	780	(132.1)
Net income	2,797	2,615	7.0
Preferred stock dividends	987	-	(100.0)
Net income available to common shareholders	1,810	2,615	(30.8)

PER SHARE DATA
Earnings per share, basic	$0.25	$0.36	(30.6)%
Earnings per share, diluted	$0.25	$0.35	(28.6)

Weighted average common shares outstanding:
Basic	7,339,337	7,289,160
Diluted	7,344,314	7,416,912

PERFORMANCE RATIOS
Return on average assets	0.23%	0.45%
Return on average common equity	3.90%	6.05%
Return on average tangible common equity	5.59%	8.95%
Net yield on earning assets (taxable equivalent)	3.24%	3.24%
Average equity to average assets	5.80%	7.36%
Allowance for loan losses as a % of total loans	1.48%	1.25%
Non-performing assets to total assets, end of period	1.18%	0.89%
Ratio of net charge-offs to average loans, annualized	0.83%	0.25%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Three Months Ended
	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Dec 31, 2007
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$19,848	$19,541	$18,041	$17,409	$17,182	$19,262
Interest expense	8,264	9,126	9,340	8,893	8,983	11,003
Net interest income	11,584	10,415	8,701	8,516	8,199	8,259
Provision for loan losses	3,000	3,000	2,700	2,500	1,150	750
Net interest income after provision for loan losses	8,584	7,415	6,001	6,016	7,049	7,509
Noninterest income	1,210	1,218	1,323	1,328	1,625	1,483
Noninterest expense	8,494	7,386	6,945	6,716	7,675	6,839
Income before income tax expense	1,300	1,247	379	628	999	2,153
Provision for income taxes	(130)	(120)	(247)	(119)	84	600
Net income	1,430	1,367	626	747	915	1,553
Preferred stock dividends	496	491	143	-	-	-
Net income available to common shareholders	934	876	483	747	915	1,553

Net interest income, as reported	$11,584	$10,415	$8,701	$8,516	$8,199	$8,259
Tax-equivalent adjustment	1,134	970	548	424	421	360
Net interest income, tax-equivalent	12,718	11,385	9,249	8,940	8,620	8,619

PER SHARE DATA
Earnings per share, basic	$0.13	$0.12	$0.07	$0.10	$0.13	$0.22
Earnings per share, diluted	0.13	0.12	0.07	0.10	0.12	0.22

Weighted average common shares outstanding:
Basic	7,339,809	7,338,860	7,354,164	7,357,677	7,299,672	6,914,320
Diluted	7,345,069	7,343,529	7,367,906	7,402,167	7,410,722	7,097,902

PERFORMANCE RATIOS
Return on average assets	0.23%	0.35%	0.19%	0.25%	0.31%	0.56%
Return on average common equity	3.92%	4.63%	2.91%	3.45%	4.20%	7.61%
Return on average tangible common equity	5.55%	6.03%	4.33%	5.10%	6.20%	11.70%
Net yield on earning assets (taxable equivalent)	3.39%	3.11%	3.02%	3.19%	3.19%	3.37%
Average equity to average assets	5.91%	7.51%	6.43%	7.14%	7.29%	7.29%
Non-performing assets to total assets, end of period	1.18%	1.12%	1.17%	0.89%	0.89%	0.54%
Ratio of net charge-offs to average loans, annualized	0.98%	0.70%	1.31%	0.46%	0.36%	0.26%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	June 30, 2009	June 30, 2008	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,015,115	$999,207	1.6%
Allowance for loan losses	15,067	12,455	21.0
Loans, net of allowance for loan losses	1,000,048	986,752	1.4
Securities, available for sale	449,794	94,175	377.6
Total Assets	1,599,863	1,213,817	31.8

Deposits:
Noninterest-bearing deposits	62,929	67,969	(7.4)
Interest-bearing demand and savings	479,218	191,287	150.5
CD's and other time deposits	800,281	670,070	19.4
Total deposits	1,342,428	929,326	44.5
Borrowed Funds	125,008	191,849	(34.8)
Total interest-bearing liabilities	1,404,507	1,053,206	33.4
Shareholders' Equity	123,818	86,145	43.7

	As of
	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Dec 31, 2007
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,015,115	$1,004,814	$1,007,788	$1,006,866	$999,207	$932,562
Allowance for loan losses	15,067	14,504	13,210	13,894	12,455	11,784
Loans, net of allowance for loan losses	1,000,048	990,310	994,578	992,972	986,752	920,778
Securities, available for sale	449,794	454,768	416,564	107,372	94,175	86,683
Total Assets	1,599,863	1,590,532	1,572,876	1,262,581	1,213,817	1,130,112

Deposits:
Noninterest-bearing deposits	62,929	60,465	61,927	64,880	67,969	67,552
Interest-bearing demand and savings	479,218	451,453	183,310	183,370	191,287	216,896
CD's and other time deposits	800,281	774,682	900,776	776,978	670,070	570,682
Total Deposits	1,342,428	1,286,600	1,146,013	1,025,228	929,326	855,130
Borrowed Funds	125,008	167,767	299,856	146,306	191,849	182,641
Total interest-bearing liabilities	1,404,507	1,393,902	1,383,942	1,106,654	1,053,206	970,219
Shareholders' Equity	123,818	118,023	120,680	84,885	86,145	86,392

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Dec 31, 2007
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net of allowance for loan losses	$998,214	$993,306	$998,644	$992,383	$982,923	$909,571
Securities, available for sale	461,578	448,808	197,878	105,804	91,068	81,632
Total earning assets	1,502,674	1,484,754	1,222,102	1,110,553	1,085,176	1,008,427
Total Assets	1,619,859	1,594,331	1,328,919	1,219,177	1,200,266	1,109,313

Deposits:
Noninterest-bearing deposits	66,940	63,362	72,586	69,599	70,805	68,992
Interest-bearing demand and savings	464,048	320,930	173,218	181,599	197,135	215,630
CD's and other time deposits	798,282	861,504	822,048	721,192	658,980	590,648
Total Deposits	1,329,270	1,245,796	1,067,852	972,390	926,920	875,270
Borrowed Funds	149,312	222,520	169,431	154,906	180,267	149,254
Total interest-bearing liabilities	1,411,642	1,404,954	1,164,697	1,057,697	1,036,382	955,532
Shareholders' Equity	124,865	119,787	85,447	87,024	87,518	80,919

BNC Bancorp
Loan Mix and Stratification Statistics for Select Classifications- End of Period Balances
(Dollars in millions)
(Unaudited)	As of
	June 30, 2009	June 30, 2008	% Change
Construction, A&D, and Land	$248.9	$301.7	(17.5)%
Residential Construction	63.2	92.5	(31.7)
Presold	18.4	22.2	(17.1)
Speculative	44.8	70.3	(36.3)
Loan size - Over $400,000	13.5	25.2	(46.4)
Loan size - $200,000 to $400,000	11.8	26.5	(55.5)
Loan size - under $200,000	19.5	18.6	4.8

Commercial Construction	34.3	55.3	(38.0)
Loan size - $3 million to $5 million	6.5	23.8	(72.7)
Loan size - $1 million to $3 million	18.9	12.1	56.2
Loan size - under $1 million	8.9	19.4	(54.1)

Residential and Commercial A&D	55.6	62.1	(10.5)
Loan size - $5 million to $6 million	17.3	11.1	55.9
Loan size - $3 million to $5 million	9.8	12.1	(19.0)
Loan size - $1 million to $3 million	22.1	28.1	(21.4)
Loan size - under $1 million	6.4	10.8	(40.7)

Land	95.8	91.8	4.4
Residential Buildable Lots	33.5	28.2	18.8
Commercial Buildable Lots	17.9	17.9	0.0
Land held for development	30.0	30.1	(0.3)
Raw and Agricultural Land	14.4	15.6	(7.7)

Commercial Real Estate	$391.0	$344.2	13.6%
Multi-Family	28.0	10.5	166.7
Churches	13.1	13.3	(1.5)

Retail	250.2	221.5	13.0
Owner Occupied	72.8	66.9	8.8
Investment	177.4	154.6	14.8
Loan size - $5 million to $6 million	20.2	12.3	64.2
Loan size - $3 million to $5 million	26.7	20.2	32.2
Loan size - $1 million to $3 million	67.5	60.8	11.0
Loan size - under $1 million	62.9	61.3	2.6

Industrial	94.1	93.3	0.9
Owner Occupied	34.0	35.4	(4.0)
Investment	60.1	57.9	3.8
Loan size - $5 million to $6 million	5.1	5.1	0.0
Loan size - $3 million to $5 million	3.4	3.5	(2.9)
Loan size - $1 million to $3 million	24.6	22.9	7.4
Loan size - under $1 million	27.0	26.4	2.3

Other	5.6	5.6	0.0

BNC Bancorp
Loan Mix and Stratification Statistics for Select Classifications- End of Period Balances
(Dollars in millions)
(Unaudited)	As of
	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
Construction, A&D, and Land	$248.9	$250.4	$306.7	$306.2	$301.7
Residential Construction	63.2	73.1	78.9	89.3	92.5
Presold	18.4	19.4	20.2	19.2	22.2
Speculative	44.8	53.7	58.7	70.1	70.3
Loan size - Over $400,000	13.5	16.1	18.6	25.3	25.2
Loan size - $200,000 to $400,000	11.8	24.8	24.6	26.6	26.5
Loan size - under $200,000	19.5	12.8	15.5	18.2	18.6

Commercial Construction	34.3	30.9	73.7	65.8	55.3
Loan size - $3 million to $5 million	6.5	3.6	40.9	31.8	23.8
Loan size - $1 million to $3 million	18.9	16.8	15.6	19.6	12.1
Loan size - under $1 million	8.9	10.5	17.2	14.4	19.4

Residential and Commercial A&D	55.6	63.4	70.7	66.0	62.1
Loan size - $5 million to $6 million	17.3	17.0	16.8	11.7	11.1
Loan size - $3 million to $5 million	9.8	6.6	7.5	12.3	12.1
Loan size - $1 million to $3 million	22.1	31.4	36.0	31.3	28.1
Loan size - under $1 million	6.4	8.4	10.4	10.7	10.8

Land	95.8	83.0	83.7	85.1	91.8
Residential Buildable Lots	33.5	25.7	25.6	26.6	28.2
Commercial Buildable Lots	17.9	17.3	15.1	13.8	17.9
Land held for development	30.0	25.6	28.3	30.0	30.1
Raw and Agricultural Land	14.4	14.4	14.7	14.7	15.6

Commercial Real Estate	$391.0	$391.6	$349.7	$340.2	$344.2
Multi-Family	28.0	26.4	11.3	10.8	10.5
Churches	13.1	12.8	13.0	13.4	13.3

Retail	250.2	253.1	225.9	217.7	221.5
Owner Occupied	72.8	73.3	71.3	66.8	66.9
Investment	177.4	179.8	154.6	150.9	154.6
Loan size - $5 million to $6 million	20.2	20.3	12.0	12.1	12.3
Loan size - $3 million to $5 million	26.7	30.2	22.0	19.1	20.2
Loan size - $1 million to $3 million	67.5	69.0	63.5	59.4	60.8
Loan size - under $1 million	62.9	60.3	57.1	60.3	61.3

Industrial	94.1	93.7	93.8	93.0	93.3
Owner Occupied	34.0	35.0	35.2	34.5	35.4
Investment	60.1	58.7	58.7	58.5	57.9
Loan size - $5 million to $6 million	5.1	5.1	5.1	5.1	5.1
Loan size - $3 million to $5 million	3.4	3.4	3.4	3.5	3.5
Loan size - $1 million to $3 million	24.6	22.7	22.8	22.9	22.9
Loan size - under $1 million	27.0	27.5	27.4	27.0	26.4

Other	5.6	5.6	5.7	5.3	5.6